EXHIBIT 10.1
MANAGEMENT CONSULTING AGREEMENT

This Management Consulting Agreement (the “Agreement”) is made as of October 22, 2007, by and between Robert W. Hagger (“Hagger”) and Datawatch Corporation (the “Company”).

WHEREAS, Hagger is the President and Chief Executive Officer (the “CEO”) of the Company; and

WHEREAS, the Company and Hagger desire to provide for consulting services relating to the transition from Hagger to the Company’s newly elected President and CEO (the “New CEO”) effective January 1, 2008;

NOW, THEREFORE, in consideration of the foregoing and the agreements herein contained, and intending to be legally bound, the parties hereby agree as follows:

1.  Continuation as CEO.  Hagger agrees to continue to serve as the CEO of the Company from the date of this Agreement until December 31, 2007 (the “Interim Period”), unless earlier terminated as specified in Section 5.  During this period, Hagger shall devote substantially all of his business time, attention and energies to the Company’s business and shall not engage in any other business activity without the Board of Directors’ approval.  As of January 1, 2008, or earlier, upon either the termination of Hagger’s employment by the Company without Cause (as defined herein) or by Hagger for Good Reason (as defined herein), the Company will reimburse Hagger for relocation expenses in connection with his relocation to Europe in accordance with the Company’s relocation policy, in an amount not to exceed $30,000.  The date of January 1, 2008 is referred to herein as the “Transition Date.”

2.  Consulting Services.  Unless the relationship is earlier terminated as provided in Section 6 hereof, for a period of 12 months after the Transition Date (the “Consulting Period”), Hagger or, at his option, a corporation or other entity of which Hagger is an employee or principal (the “Consulting Company”) (Hagger or the Consulting Company, as the case may be, in their role as consultant each are hereinafter referred to as the “Consultant”), will provide consulting services to the Company as provided herein.  Consultant will be available as reasonably requested by the Company, to provide such services and duties as the Company reasonably requests, with respect to training, advice and assistance to the Company and the New CEO in the transition to the position of Chief Executive Officer for the Company.  The issues on which Consultant may be requested to provide training, advice and assistance include SEC rules, regulations, filings and compliance, investor relations, banking facilities, the status of customer contracts and general business advice.  Consultant will determine his own hours and method of performing the consulting services; he may perform the services from any location; he will generally use his own tools and equipment; and he will not be supervised or controlled in the performance of his tasks by the Company.  Consultant agrees to perform his consulting services well and faithfully and to the best of his ability.  Consultant agrees to take no action prejudicial to the interests of the Company during the Consulting Period.

3.  Consulting Fee.  As compensation for the provision of consulting services hereunder, the Company shall pay a consulting fee to Consultant during the Consulting Period on a monthly basis at the rate of $25,000 per month.  In addition, Consultant will be reimbursed by the Company for all reasonable and properly documented expenses incurred in connection with providing the consulting services, subject to the approval of the New CEO and in accordance with the Company’s expense reimbursement policies.  Other than as set forth in this Agreement or as otherwise required by law, neither Hagger nor the Consultant will be entitled to any other benefit or compensation in connection with the termination of Hagger’s employment by the Company or the performance of the consulting services hereunder.

4.  Independent Contractor Relationship.  The parties expressly understand and agree that, during the Consulting Period, Consultant’s status in relation to the Company will be that of an independent contractor, and that neither this Agreement nor the services to be rendered hereunder by Consultant will for any purpose whatsoever create an employment relationship between the parties.  Consultant will have exclusive responsibility for payment of all federal, state, and local income taxes, as well as all unemployment and disability insurance, social security, and other taxes, applicable to the compensation to be provided to him hereunder by the Company.  Consultant acknowledges that he will not receive any employee benefits from the Company, and that, as an independent contractor, Consultant will have exclusive responsibility to obtain and make payment for health insurance, life insurance, and any other benefits that he wishes to receive.  Further, Consultant agrees that, except as specifically authorized by the Company, he will not seek to bind the Company under any contract or other obligation.

5.  Termination of Employment. During the Interim Period, Hagger’s employment may be terminated at any time by the Company, either with or without Cause (as defined herein), or by Hagger, either with or without Good Reason (as defined herein).  In the event of the termination of Hagger’s employment by the Company for Cause, Hagger’s resignation from employment without Good Reason, or his death or Disability (as defined herein), in each case prior to the commencement of the Consulting Period, this Agreement shall immediately and automatically terminate and the Company shall have no further obligations to Hagger hereunder.  For purposes of this Agreement, “Cause” shall mean Hagger (i) engaging in willful and repeated gross negligence or gross misconduct, (ii) breaching a material fiduciary duty to the Company or (iii) being convicted of a felony, in any such case, to the demonstrable and material injury to the Company.  For purposes hereof, no act, or failure to act, on Hagger’s part, shall be deemed “willful” unless done, or omitted to be done, by Hagger not in good faith and without reasonable belief that any act or omission was in the best interest of the Company.  For purposes of this Agreement, Hagger’s termination of his employment by the Company will be considered for “Good Reason” if he terminates upon the occurrence of any one or more of the following events:  (i) a reduction in his base salary; (ii) a substantial reduction in his benefits without a similar reduction of the benefits of the other executive officers of the Company; or (iii) without his express written consent, his assignment to duties substantially inconsistent with his current position with the Company or a substantial reduction in his duties other than in connection with the employment of the New CEO.  For the purposes of this Agreement, “Disability” shall mean any physical incapacity or mental incompetence (i) as a result of which Hagger is unable to perform the essential functions of his position as CEO for an aggregate of 90 days, whether or not consecutive, during any calendar year, and (ii) which cannot be reasonably accommodated by the Company without undue hardship.

6.  Termination of Consulting Arrangement.  In the event, after the commencement of the Consulting Period, of the Consultant’s material breach of any term of this Agreement, or Hagger’s death or Disability (as defined herein), this Agreement shall immediately and automatically terminate and the Company shall have no further obligations to the Consultant.

7.  Other Agreements.  Hagger understands and agrees that he remains subject to the Proprietary Information and Inventions Agreement, dated August 21, 2001, which remains in full force and effect.  The parties agree that the Employment Agreement between the Company and Hagger dated as of July 9, 2001 has expired by its terms and that all provisions of the Employment Agreement, including without limitation the provisions relating to the payment of severance to Hagger in the event of the termination of his employment after the termination of the Employment Agreement, are terminated and are of no further force and effect.

8.  Conflicting Agreements.  Hagger hereby warrants that the execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which or by which Hagger is a party or is bound and that Hagger is not now subject to and will not enter into any agreement, including, without limitation, any covenants against competition or similar covenants that would affect the performance of his obligations hereunder.

9.  Withholding; Taxes.  All payments made by the Company under this Agreement shall be subject to and reduced by any federal, state and/or local taxes or other amounts required to be withheld by the Company under any applicable law.

10.  Miscellaneous.

10.1.           Assignment.  Except as provided in Section 2 hereof with respect to the Consulting Company, Hagger shall not assign this Agreement or any interest herein.  The Company may assign this Agreement in connection with the sale of the Company or the sale of substantially all of the Company’s assets.  This Agreement shall inure to the benefit of the Company and shall be binding upon the Company and Hagger and their respective successors, executors, administrators, heirs and permitted assigns.

10.2.           Severability.  If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the application of such provision in such circumstances shall be modified to permit its enforcement to the maximum extent permitted by law, and both the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable and the remainder of this Agreement shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

10.3.           Waiver; Amendment.  No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party.  The failure of the Company to require the performance of any term or obligation of this Agreement, or the waiver by the Company of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.  This Agreement may be amended or modified only by a written instrument signed by Hagger and another officer of the Company authorized by the Board of Directors.

10.4.           Notices.  All notices, requests and other communications provided for by this Agreement shall be in writing and shall be effective when delivered in person or three (3) business days after being deposited in the mail of the United States, postage prepaid, registered or certified, and addressed (a) in the case of Hagger, to the address set forth underneath his signature to this Agreement, or (b) in the case of the Company, to the attention of the Chairman of the Board at 271 Mill Road, Quorum Office Park, Chelmsford, MA 01824, and/or to such other address as either party may specify by notice to the other.

10.5.           Entire Agreement.  This Agreement and the Proprietary Information and Inventions Agreement constitute the entire agreement between the Company and Hagger with respect to the terms and conditions of Hagger's employment with the Company and supersede all prior communications, agreements and understandings, written or oral, between them.

10.6.           Counterparts.  This Agreement may be executed in counterparts, each of which shall be original and all of which together shall constitute one and the same instrument.

10.7.           Governing Law.  This Agreement, the relationships contemplated herein and any claim arising from such relationships, whether or not arising under this Agreement, shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of laws provision or rule thereof.

10.8.           Consent to Jurisdiction.  Each of the Company and Hagger, by its or his execution hereof, hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts of the Commonwealth of Massachusetts for the purpose of any claim or action arising out of or based upon this Agreement, Hagger’s employment with the Company and/or the termination thereof, the consulting relationship contemplated herein and/or the termination thereof, or relating in any other manner to the subject matter hereof, and agrees not to commence any such claim or action other than in the above-named courts.

IN WITNESS WHEREOF, this Agreement has been executed by the Company, by its duly authorized representative, and by Hagger, as of the date first above written.

DATAWATCH CORPORATION

By:
Name:
Title:

ROBERT W. HAGGER

By:

Address: